EXHIBIT A



                   BUNZL EMPLOYEE STOCK PURCHASE PLAN (U.S.)

                                  Plan Rules





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                                       Bunzl Employee Stock Purchase Plan (U.S.)
                                                                      Plan Rules



                   BUNZL EMPLOYEE STOCK PURCHASE PLAN (U.S.)


                               TABLE OF CONTENTS



SECTION 1 - INTRODUCTION.....................................................  1
          1.1  Purpose.......................................................  1
          1.2  Stock Purchase Plan...........................................  1
          1.3  Effective Date and Term.......................................  1
          1.4  Participating Subsidiaries....................................  1
          1.5  Stock Subject to Plan.........................................  1

SECTION 2 - DEFINITIONS......................................................  1
          2.1  "Beneficiary".................................................  1
          2.2  "Board".......................................................  2
          2.3  "Change of Control"...........................................  2
          2.4  "Code"........................................................  2
          2.5  "Committee"...................................................  2
          2.6  "Company".....................................................  2
          2.7  "Compensation"................................................  2
          2.8  "Custodian"...................................................  2
          2.9  "Effective Date"..............................................  2
          2.10 "Employee"....................................................  2
          2.11 "Employer"....................................................  3
          2.12 "Fair Market Value"...........................................  3
          2.13 "Offering Date"...............................................  3
          2.14 "Offering Period".............................................  3
          2.15 "Option Account"..............................................  3
          2.16 "Participating Subsidiary"....................................  3
          2.17 "Plan"........................................................  3
          2.18 "Service".....................................................  3
          2.19 "Stock".......................................................  3
          2.20 "Subsidiary"..................................................  3
          2.21 "Termination Date"............................................  3


SECTION 3 - ENROLLMENT AND CONTRIBUTIONS.....................................  3
          3.1  Eligibility for Enrollment....................................  3
          3.2  Enrollment Procedure..........................................  4
          3.3  Contributions.................................................  4
          3.4  Option Accounts...............................................  5
          3.5  No Funding of Accounts........................................  5







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SECTION 4 - GRANT AND EXERCISE OF OPTION.....................................  5
          4.1  Grant of Options; Terms.......................................  5
          4.2  Purchase of Stock; Price......................................  5
          4.3  Option Accounts...............................................  6
          4.4  No Interest on Account Balances...............................  6


SECTION 5 - TERMINATION OF ENROLLMENT........................................  6
          5.1  Termination of Enrollment.....................................  6
          5.2  Distributions to Employee.....................................  7
          5.3  Beneficiaries.................................................  7


SECTION 6 - PLAN ADMINISTRATION..............................................  8
          6.1  Committee ....................................................  8
          6.2  Committee Powers..............................................  8
          6.3  Committee Actions.............................................  8
          6.4  Member Who is Participant.....................................  8
          6.5  Information Required from Company.............................  9
          6.6  Information Required from Employees...........................  9
          6.7  Uniform Rules and Administration..............................  9


SECTION 7 - AMENDMENT AND TERMINATION........................................  9
          7.1  Amendment.....................................................  9
          7.2  Termination...................................................  9
          7.3  Rights Upon Termination.......................................  9


SECTION 8 - GENERAL PROVISIONS............................................... 10
          8.1  No Transfer or Assignment..................................... 10
          8.2  Equal Rights and Privileges................................... 10
          8.3  Rights as Stockholder......................................... 10
          8.4  Rights as Employee............................................ 10
          8.5  Costs......................................................... 10
          8.6  Liability for Taxes........................................... 10
          8.7  Reports....................................................... 10
          8.8  Actions by Company............................................ 10
          8.9  Governmental Approval......................................... 10
          8.10 Stockholder Approval.......................................... 10
          8.11 Applicable Law................................................ 11
          8.12 Gender and Number............................................. 11
          8.13 Headings...................................................... 11



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                                       Bunzl Employee Stock Purchase Plan (U.S.)
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                   BUNZL EMPLOYEE STOCK PURCHASE PLAN (U.S.)



SECTION 1 - INTRODUCTION

         1.1 Purpose . The Company hereby establishes the Plan to provide eligible Employees the opportunity to acquire a proprietary interest in the Company and thereby provide employees with an additional incentive to contribute to the long-term profitability and success of the Company and its subsidiaries. The Plan is for the exclusive benefit of eligible employees of the Company and its subsidiaries.

         1.2 Stock Purchase Plan . The Plan is a stock purchase plan that is intended to satisfy all requirements of Section 423 of the Internal Revenue Code of 1986, as amended. Any provision of the Plan inconsistent with Code
Section 423 will, without further act or amendment by the Company, be reformed to comply with Code Section 423.

         1.3 Effective Date and Term . The Plan will be effective January 1, 2000 (or such later date designated by the Committee), subject to approval of the Plan by the stockholders of the Company and adoption by the Board of Directors on or before December 31, 1999. The Plan shall continue in effect until terminated in accordance with Section 7.2.

         1.4 Participating Subsidiaries . Each Subsidiary organized under the laws of the United States as of the Effective Date will be deemed to have adopted the Plan for its eligible Employees as of the Effective Date. Any corporation (determined in accordance with Code Section 7701) organized under the laws of the United States that becomes a Subsidiary after the Effective Date will be deemed to have adopted the Plan for its eligible Employees immediately upon becoming a Subsidiary, unless the Committee acts to exclude the Subsidiary and its eligible Employees from participation in the Plan.

         1.5      Stock Subject to Plan.

                  (a) The Stock subject to purchase under the Plan shall be acquired in the market by the Custodian. The aggregate number of shares of 25p common stock of Bunzl plc represented by Stock that may be purchased under the Plan shall not exceed fifteen million (15,000,000) shares. All shares represented by Stock purchased under the Plan other than Stock purchased as a result of the reinvestment of dividends will count against this limitation.

                  (b) In case of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other change in the capital structure of the Company, the Committee shall make such adjustment as it deems appropriate in the number, kind and purchase price of Stock available for purchase under the Plan so that the aggregate consideration payable by the Company, and the value of the benefit to Employees, shall not be changed.


SECTION 2 - DEFINITIONS

         For purposes of this Plan, the following words and phrases, whether or not capitalized, have the meanings specified below, unless the context plainly requires a different meaning:

         2.1 "Beneficiary" means a person to whom all or a portion of the Stock or cash amounts due to the Employee under this Plan will be paid if the Employee dies before receiving such Stock or cash amounts.







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                                       Bunzl Employee Stock Purchase Plan (U.S.)
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         2.2 "Board" means the Board of Directors from time to time of the
Company.

         2.3 "Change of Control" means:

                  (a) Any person, alone or in concert with others, obtains control of the Company (within the meaning of section 840 of the Taxes Act
1988) as a result of making a general offer to acquire shares in the Company;
or

                  (b) Any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430F of the Companies Act 1985, or under section 425 of that Act the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company or companies, or if the Company passes a resolution for voluntary winding up, or if an order is made for the compulsory winding up of the Company; or

                  (c) Any company ("the acquiring company"):

                           (i)  Obtains control of the Company as a result of
making:

                                (1) A general offer to acquire the whole of the
issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company; or

                                (2) A general offer to acquire all the shares in
the Company which are of the same class as the shares represented by Stock under the Plan; or

                          (ii)  Obtains control of the Company in pursuance of a
compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985 or Article 418 of the Companies (Northern Ireland) Order 1986; or

                         (iii)  Becomes bound or entitled to acquire shares
in the Company under sections 428 to 430F of that Act or Articles 421 to 423 of that Order.

         2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and all regulations thereunder.

         2.5 "Committee" means the Remuneration Committee of the Board.

         2.6 "Company" means Bunzl plc and its respective successors and assigns.

         2.7 "Compensation" means wages within the meaning of Section 3401(a) of the Code for services rendered paid in cash to an Employee by an Employer during the applicable period specified in the Plan, and any amounts contributed by the Employee to any plan or plans established by an Employer in accordance with Sections 125 or 401(k) of the Code.

         2.8 "Custodian" means the custodian for the Plan appointed by the Committee.

         2.9 "Effective Date" means January 1, 2000; or such later date designated by the Committee.

         2.10 "Employee" means any common law employee of an Employer who:


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                                       Bunzl Employee Stock Purchase Plan (U.S.)
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                  (a) Is customarily employed for more than five months in a calendar year; and

                  (b) Has completed at least one year of Service.

         2.11 "Employer" means a Participating Subsidiary.

         2.12 "Fair Market Value" means, with respect to Stock as of a particular day, the fair market value as determined by the Committee based on the sale price or prices of the Stock in the market.

         2.13 "Offering Date"    means the first day of the Offering Period.

         2.14 "Offering Period" means January, 2000 and each consecutive month thereafter; or such other period designated by the Committee in its sole discretion.

         2.15 "Option Account" means the Account maintained on behalf of the Employee under Section 3.4 to which contributions to the Plan are credited and from which amounts are withdrawn to exercise options as of a Termination Date.

         2.16 "Participating Subsidiary" means a Subsidiary which is participating in the Plan in accordance with Section 1.4.

         2.17 "Plan" means the Bunzl Employee Stock Purchase Plan (U.S.), as described in this document and as amended from time to time.

         2.18 "Service" means, in respect of an Employee, a period of continuous employment with the Company or any Subsidiary (while a Subsidiary), including periods of approved leaves of absence; provided that any period of continuous service that precedes a break in service of five or more years shall be disregarded and any period of continuous service of one or more years that precedes a break in service of less than five years shall be restored thirty (30) days after reemployment. Continuous employment with a Subsidiary before such company became a Subsidiary and continuous employment with a former owner of a business acquired by the Company or a Subsidiary shall be included in Service at the discretion of the Committee.

         2.19 "Stock" means an American Depository Receipt representing five ordinary shares of 25p of the Company.

         2.20 "Subsidiary" means any corporation (determined in accordance with Code Section 7701) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted, each of the corporations other than the last corporation owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

         2.21 "Termination Date" means the last day of an Offering Period; provided however, that if the last day of an Offering Period is not a business day, the immediately preceding business day shall be the Termination Date.

SECTION 3 - ENROLLMENT AND CONTRIBUTIONS

         3.1  Eligibility for Enrollment

                  (a) An Employee may enroll in the Plan for an Offering Period unless one of the following applies:






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                                       Bunzl Employee Stock Purchase Plan (U.S.)
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                           (i)  The Employee would, immediately upon enrollment,
own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary, determined in accordance with Section 423(d) of the Code; or

                          (ii)  The Employee is not employed by an Employer on
the Offering Date; or

                         (iii)  The terms of the Employee's employment is
covered by a collective bargaining agreement and the applicable union or other collective bargaining unit has refused to accept the Plan (having been specifically requested to do so by the Company or the Employer).

                  (b) The Committee or its designee will notify an Employee that the Employee is first eligible to enroll in the Plan and make available to each eligible Employee the necessary enrollment forms before the Offering Date.

         3.2  Enrollment Procedure.

                  (a) To enroll in the Plan for an Offering Period, an Employee must file an enrollment form with the Employer and elect to make contributions under the Plan in accordance with Section 3.3. The enrollment form must be received by the Employer at least fifteen (15) calendar days prior to the Offering Date and must state the contribution rate elected by the Employee for the Offering Period.

                  (b) An Employee whose enrollment in and contributions under the Plan continue throughout an Offering Period will automatically be enrolled in the Plan for the next Offering Period unless (i) the Employee files a written notice of withdrawal with the Employer before the Offering Date for the next Offering Period in accordance with Section 5.1(a)(i) or (ii) on the Offering Date the Employee is described in Section 3.1(a)(i), (ii) or (iii). The contribution rate for an Employee who is automatically enrolled for an Offering Period pursuant to this Section will be the contribution rate in effect for the immediately preceding Offering Period, unless the Employee files an amended enrollment form with the Employer at least fifteen (15) calendar days prior to the next subsequent Offering Period designating a different contribution rate.

         3.3  Contributions.

                  (a) To enroll for the first time in the Plan for an Offering Period, an Employee must elect to make a contribution under the Plan, subject to the terms and conditions prescribed below, by means of payroll deduction for each payroll period within the Offering Period.

                  (b) An Employee may elect to make payroll deduction contributions in amounts not less than 1% of Compensation per payroll period and not more than the lesser of (i) 10% of Compensation per Offering Period (or such other amount as the Committee may establish from time to time and communicate to Employees before the Offering Date) or (ii) a percentage of Compensation for each payroll period that ensures that the limit on the purchase of shares of Stock specified in Section 4.1 is not exceeded for the Offering Period.

                  (c) Payroll deductions will commence with the first payroll period that begins within the Offering Period and will be made in conformity with the Employer's payroll deduction schedule and practices.

                  (d) Except as provided in Section 5.1, an Employee may elect to increase, decrease or discontinue contributions only as of the beginning of the first payroll period in an Offering Period by giving written






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                                       Bunzl Employee Stock Purchase Plan (U.S.)
                                                                      Plan Rules

notice to the Employer at least fifteen (15) calendar days before such payroll period takes effect.

         3.4 Option Accounts . All contributions made by an Employee under the Plan will be credited to an Option Account maintained by the Company or the Custodian on behalf of the Employee. The Company will make the credit as soon as practicable after the contributions are withheld from the Employee's Compensation.

         3.5 No Funding of Accounts . No cash shall be set aside with respect to an Option Account. Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company or the Employer and any Employee or any other person with respect to an Option Account. Amounts credited to an Option Account at any time and from time to time shall be the general assets of the Employer. To the extent that any person acquires a right to receive the benefit of amounts credited to an Option Account, such right shall be that of an unsecured general creditor of the Employer.


SECTION 4 - GRANT AND EXERCISE OF OPTION

         4.1 Grant of Options; Terms . Enrollment in the Plan for an Offering Period will constitute the grant by the Company of an option to purchase Stock under the Plan during such Offering Period. Enrollment in the Plan (whether initial or continuing) for each Offering Period will constitute a new grant of an option to purchase Stock under the Plan for that Offering Period. Notwithstanding anything to the contrary in this Plan, all Employees granted options for an Offering Period shall have the same rights and privileges as required by Section 423(b)(5) of the Code. Each option will be subject to the following terms:

                  (a) The option price will be as specified in Section 4.2.

                  (b) Except as limited in (e) below, the number of units of Stock subject to the option will equal the number of whole and fractional units of Stock, in twenty percent (20%) increments, that can be purchased at the option price specified in Section 4.2 with the aggregate amount credited to the Employee's Option Account as of the Termination Date.

                  (c) The option will be exercised automatically as of the Termination Date for the Offering Period.

                  (d) The payment by an Employee for the Stock purchased under an option will be made only from amounts credited to the Employee's Option Account as a result of contributions through payroll deduction in accordance with Section 3.3.

                  (e) No Employee shall be granted an option which permits his right to purchase Stock (when taken together with all other options held by such Employee under the Plan and under any other stock purchase plan of the Company or any Subsidiary) to exceed twenty-five thousand dollars ($25,000.00) of Fair Market Value of Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         4.2  Purchase of Stock; Price.

                  (a) As soon as practicable after the Termination Date of each Offering Period, the Custodian will apply to the purchase of Stock the amounts credited to each Employee's Option Account as of such Termination Date. The Company shall pay any additional amount required to purchase the number of units of Stock determined in accordance with Section 4.1(b). The Stock so purchased for each Employee shall be allocated to the Option Account for the Employee. The Stock shall be held by the Custodian on behalf of the Employee and registered in the name of a nominee.



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                                       Bunzl Employee Stock Purchase Plan (U.S.)
                                                                      Plan Rules


                  (b) The option price of each unit of Stock purchased as of a Termination Date shall be 85% of the Fair Market Value of the Stock on such Termination Date; or such other price designated by the Committee in its sole discretion, provided that such other price may not be lower than the lesser of 85% of the Fair Market Value of the Stock on the Offering Date or 85% of the Fair Market Value of the Stock on the Termination Date.

         4.3  Option Accounts.

                  (a) All whole and fractional units of Stock purchased on behalf of an Employee as of a Termination Date shall be credited to such Employee's Option Account, as of such Termination Date. Any cash insufficient to purchase a fractional unit described in Section 4.1(b) shall be carried over to the next Offering Period. Dividends payable with respect to Stock credited to the Employee's Option Account will be credited to the Employee's Option Account and reinvested in additional Stock which shall be purchased by the Custodian in the open market as soon as administratively feasible following receipt of the dividend payment by the Custodian.

                  (b) In the event the amount withheld through payroll deductions with respect to an Offering Period exceeds the option price of the Stock available for purchase for such Employee for that Offering Period, the excess of the amount so withheld over the option price of the Stock so purchased for the Employee shall be returned to the Employee without interest.

                  (c) No Employee may sell, transfer or otherwise dispose of Stock credited to the Employee's Option Account other than Stock acquired with dividends credited to such Option Account until any date which is at least twelve months following the Termination Date as of which such Stock was purchased, except in the event of termination of employment, death or hardship of the Employee, as determined by the Committee in accordance with uniform procedures established by such Committee, or in the event of a Change of Control of the Company. Any sale, transfer or other disposition of Stock by an Employee, former Employee or Beneficiary shall be subject to such laws, regulations or procedures as may be applicable from time to time in respect to dealing in the Stock or the shares represented by the Stock.

         4.4 No Interest on Account Balances . No interest or other earnings will be credited to any Option Account with respect to (a) amounts credited thereto during an Offering Period or (b) amounts to be returned to the Employee. Neither the Committee nor the Company or any Employer shall have any obligation to invest or otherwise manage amounts credited to an Option Account, other than to apply such amounts to the purchase of Stock in accordance with the terms of this Plan.


SECTION 5 - TERMINATION OF ENROLLMENT

         5.1  Termination of Enrollment.

                  (a) An Employee's enrollment in the Plan will terminate under the following circumstances:

                          (i)  An Employee's enrollment will terminate as of the
beginning of the Offering Period that is at least fifteen (15) calendar days after the Employee files with the Company a written notice of withdrawal.

                         (ii)  An Employee's enrollment will terminate on
termination of employment with the Employer for any reason; provided that the Employee may elect to continue participation through the next following Termination Date, in which case units of Stock shall be purchased for such Employee in accordance with Section 4.2.

                        (iii) An Employee's enrollment will terminate as of the date on which the Employee


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                                       Bunzl Employee Stock Purchase Plan (U.S.)
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would own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary, determined in accordance with Sections 423(d) and (f) of the Code.

                          (iv) An Employee's enrollment will terminate upon
termination of the Plan or as of the date the relevant Employer ceases to be a Subsidiary.

                  (b) An Employee whose enrollment in the Plan terminates under this Section other than by reason of termination of the Plan may again enroll in the Plan as of any subsequent Offering Date if the Employee satisfies the eligibility conditions of Section 3.1 as of such date.

         5.2  Distributions to Employee.

                  (a) As soon as practicable after an Employee's enrollment in the Plan terminates under Section 5.1:

                          (i)  The Employer will pay to the Employee all cash
amounts credited to the Employee's Option Account as of the date of termination; and

                         (ii)  If enrollment terminates pursuant to Section
5.1(a)(ii) or 5.1(a)(iv), the Committee will direct the Custodian to distribute to the Employee certificates representing the whole units of Stock then credited to the Employee's Option Account and cash equal to the Fair Market Value of any fractional unit of Stock.

                  (b) If an Employee's enrollment terminates as a result of death, or if the Employee's death occurs before the Employee receives a distribution under this Section, all cash amounts payable under this Section to the Employee will be paid to the Employee's Beneficiary.

                  (c) An Employee may from time to time request distribution in whole units of Stock with respect to that portion of Stock then credited to the Employee's Option Account which is not then subject to the sale restriction in Section 4.3(c). The Custodian shall pay to the Employee cash equal to the Fair Market Value of any fractional unit when all whole units of Stock have been distributed.

         5.3  Beneficiaries.

                  (a) An Employee may designate one or more persons (concurrently, contingently or successively) to whom cash amounts credited to the Option Account will be distributed if the Employee dies before receiving complete payment of such amounts. Any such designation must be made on a form provided by the Company for this purpose, will be effective on the date received by the Company, and may be revoked by the Employee at any time.

                  (b) If the Employee fails to designate a beneficiary or if no designated beneficiary survives the Employee, then any cash amounts shall be paid to the Employee's estate.



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SECTION 6 - PLAN ADMINISTRATION

         6.1  Committee . The Plan will be administered by the Committee.

         6.2  Committee Powers.

                  (a) The Committee will have all powers appropriate to administer the Plan including, but not limited to, the following:

                          (i)  To determine all questions that may arise under
the Plan, including the power to determine the rights or eligibility of an Employee or their Beneficiaries;

                         (ii)  To construe the terms of the Plan and to remedy
ambiguities, inconsistencies or omissions;

                        (iii) To adopt such rules of procedure and prescribe such forms as it considers appropriate for the proper administration of the Plan and are consistent with the Plan;

                         (iv)  To enforce the Plan provisions and the rules
of procedure which it adopts;

                          (v)  To employ agents, attorneys, accountants,
actuaries or other persons, and to allocate or delegate to them such powers, rights and duties as it considers appropriate for the proper administration of the Plan.

                  (b) The Committee will have such further powers and duties as may be elsewhere specified in the Plan.

         6.3 Committee Actions . The actions of the Committee may be taken at a meeting by a majority of its members, in writing without a meeting if all members of the Committee sign such writing or by the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting in this manner shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes. In taking action:

                  (a) The Committee may allocate authority to a specific member(s) of the Committee to carry out such duties as the Committee may assign;

                  (b) A member of the Committee may by writing delegate any or all of such member's rights, powers, and duties to any other member of the Committee, with the consent of the latter;

                  (c) The Committee may delegate to any agents, which may include a Plan Committee, such duties and powers, as it deems appropriate, by an instrument in writing which specifies which duties are so delegated and to whom each such duty is so delegated; and

                  (d) When there is an even division of opinion among the members of the Committee as to a matter, the Board will decide the matter, provided, however, that no member of the Board may vote on such a matter if it concerns such member's individual rights, privileges or obligations under the Plan.

         6.4 Member Who is Participant . If a member of the Committee is an Employee, such member may not decide any matter relating to the member's participation or Option Account or how the Option Account is to be paid






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to the member that the member would not have the right to decide in the absence of membership on the Committee, and no Employee will receive any compensation for services as a member of the Committee.

         6.5 Information Required from Company . The Company will furnish the Committee with such data and information as the Committee deems appropriate to administer the Plan. The records of the Company and the Employers as to an Employee's Compensation will be conclusive on all persons unless determined by the Committee to be clearly incorrect.

         6.6 Information Required from Employees . Each person entitled to benefits under the Plan must furnish the Company from time to time in writing such person's mailing address, each change of mailing address and such other data and information as the Committee deems appropriate to administer the Plan. Any communication, statement or notice mailed with postage prepaid to any person at the last mailing address filed with the Company will be binding upon such person for all purposes of the Plan.

         6.7 Uniform Rules and Administration . The Committee will administer the Plan on a nondiscriminatory basis and will apply uniform rules to all persons similarly situated.


SECTION 7 - AMENDMENT AND TERMINATION

         7.1  Amendment.

                  (a) The Company reserves the right to amend the Plan from time to time subject to the following limitations:

                          (i)  No amendment will be made without the prior
approval of the stockholders of the Company if the amendment will (1) increase the number of shares reserved for purchase under the Plan, or (2) materially modify the eligibility conditions or increase the benefits available to Employees under the Plan.

                         (ii)  No amendment will make any change in an option
granted previously and outstanding which adversely affects the rights of an Employee with respect to such option.

                        (iii) No amendment will reduce the amount of an Employee's Option Account balance.

                  (b) The Company may delegate to the Committee or its officers the power to amend the Plan as the Company deems appropriate, subject to the limitations of this Section.

         7.2 Termination . The Plan is entirely voluntary on the part of the Company and the continuance of the Plan should not be construed as a contractual obligation of the Company. Accordingly, the Company reserves the right to terminate the Plan at any time. Unless sooner terminated by the Company, the Plan shall terminate on the earlier of: (i) the date all of the shares represented by Stock specified in Section 1.5(a) are purchased unless additional shares represented by Stock are authorized for the Plan by the stockholders of the Company; and (ii) the end of the tenth year beginning on or after the Effective Date. No option may be granted under the Plan after the Plan is terminated.

         7.3  Rights Upon Termination.

                  (a) If the Plan terminates, the Committee may elect to terminate all outstanding options to purchase shares of Stock under the Plan either immediately or upon completion of the purchase of Stock on the next following Termination Date.



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                                       Bunzl Employee Stock Purchase Plan (U.S.)
                                                                      Plan Rules

                  (b) If the Committee terminates an option to purchase Stock prior to the expiration of the option, all amounts contributed to the Plan which remain in an Employee's Option Account will be returned to the Employee as soon as practicable.


SECTION 8 - GENERAL PROVISIONS

         8.1 No Transfer or Assignment. The rights of an Employee under the Plan may not be sold, pledged, assigned or transferred, voluntarily or involuntarily, in any manner other than by will or the laws of descent and distribution. Any such attempted sale, pledge, assignment or transfer shall be without effect. An Employee's rights and all options granted under the Plan shall only be exercisable during his or her lifetime by such Employee.

         8.2 Equal Rights and Privileges. All Employees who are granted options under the Plan for the Offering Period will have equal rights and privileges with respect to such option.

         8.3 Rights as Stockholder. The grant of an option to purchase shares of Stock under the Plan will not confer upon an Employee any rights as a stockholder of the Company with respect to Stock subject to the option. An Employee will become a stockholder with respect to Stock subject to an option under the Plan only when the purchase of such Stock is completed as of a Termination Date.

         8.4 Rights as Employee. The Plan is not a contract of employment, and the grant of an option to purchase Stock under the Plan will not confer upon any Employee the right to be retained in the employ of the Company or any Employer. An Employee's enrollment in the Plan shall constitute a waiver of any and all rights to compensation or damages relating to the cessation of such Employee's eligibility to participate in the Plan upon termination of the Plan or termination of the Employee's employment for any reason whatsoever.

         8.5 Costs. All costs and expenses incurred in the administration of the Plan will be paid by the Company. Any brokerage fees or expenses for the sale or transfer of Stock by an Employee will be borne by the Employee.

         8.6 Liability for Taxes. Each Employee shall be responsible for, and will indemnify the Employer against, any federal, state or local income or other applicable taxes, including any interest or penalties relating thereto, to which the Employee may be subject as a result of the Employee's participation in the Plan or the Employee's sale of Stock acquired thereunder.

         8.7 Reports. The Committee will provide or cause to be provided to each Employee no less frequently than annually a report of the Employee's contributions under the Plan for the reporting period, the Stock purchased with such contributions, and any dividends received with respect to such Stock.

         8.8 Actions by Company. Any action taken by the Company with respect to the Plan will be by resolution of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors.

         8.9 Governmental Approval. The Plan and any offering or sale made to Employees under the Plan is subject to any governmental requirements, approvals or consents that are or may become applicable in connection herewith.

         8.10 Stockholder Approval. The Plan is subject to approval by the holders of a majority of the shares present in person or by proxy and voting at the meeting at which the Plan is considered and shall not be effective without such approval.



                                      10

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                                       Bunzl Employee Stock Purchase Plan (U.S.)
                                                                      Plan Rules

         8.11 Applicable Law . The Plan will be governed by the laws of the State of Missouri, without regard to the law of conflicts of such state, to the extent that federal law does not preempt such laws.

         8.12 Gender and Number . When the context permits, words in the Plan used in the masculine gender include the feminine gender, words in the singular include the plural and words in the plural include the singular.

         8.13 Headings . All headings in the Plan are included solely for ease of reference and do not bear on the interpretation of the text.

         The undersigned hereby certifies that this Plan was duly adopted by the Board on ________________________________, 1999.


                                       -----------------------------------------
                                       Name

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                                       Title



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